Exhibit 99.1

AI Transportation Acquisition Corp Announces Pricing of $60,000,000 Initial Public Offering

NEW YORK, November 8, 2023 — AI Transportation Acquisition Corp (NASDAQ: AITRU, the “Company”) announced today that it priced its initial public offering of 6,000,000 units at $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“NASDAQ”) and trade under the ticker symbol “AITRU” beginning November 9, 2023. Each unit consists of one ordinary share and one right to receive one-eighth (1/8) of one ordinary share upon consummation of an initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on NASDAQ under the symbols “AITR” and “AITRR”, respectively.

The Company intends to use the net proceeds to acquire a business focused in the AI transportation industry, specifically on logistics, new energy vehicles, smart parking, on-board chips, AI algorithms, automotive services, and other types of “intelligent transportation.”

EF Hutton, division of Benchmark Investments, LLC, is acting as sole book-running manager in the offering. Brookline Capital Markets, a division of Arcadia Securities, LLC, is acting as co-manager in the offering. The underwriter has been granted a 45-day option to purchase up to an additional 900,000 units offered by the Company to cover over-allotments, if any. The offering is expected to close on November 10, 2023, subject to customary closing conditions.

Rimon P.C. served as legal counsel to the Company. Loeb & Loeb LLP served as legal counsel to EF Hutton.

A registration statement on Form S-1 (333-270558) relating to these securities has been filed with the Securities and Exchange Commission (“SEC”), and was declared effective on November 8, 2023. The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from EF Hutton, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AI Transportation Acquisition Corp

AI Transportation Acquisition Corp is a newly incorporated blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue a target in any industry, section or geography, it intends to focus the search for a target business in the transportation field, including but not limited to logistics, new energy vehicles, smart parking, on-board chips and AI algorithms, automotive services and related areas of intelligent transportation. The Company is led by its Chief Executive Officer, Mr. Yongjin Chen.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related preliminary prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, www.sec.gov.

Contact:

AI Transportation Acquisition Corp
Mr. Yongjin Chen
Chief Executive Officer
10 East 53rd Street, Suite 3001

New York, NY 10022

Email: chenyongjin@ds-cap.com